Exhibit 5.1

August 17, 2018

Eastside Distilling, Inc.

1001 SE Water Avenue, Suite 390

Portland, Oregon 97214

Re:	Eastside Distilling, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Eastside Distilling, Inc., a Nevada corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) filed by Company on August 17, 2018, with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate number of (i) shares of Company common stock, par value $0.0001 per share (the “Common Stock”), (ii) shares of Company preferred stock, par value $0.0001 per share (the “Preferred Stock”), (iii) warrants to purchase Common Stock, Preferred Stock, or a combination thereof (the “Warrants”), and (iv) the units of any of the foregoing (the “Units”), as shall have an aggregate offering price not to exceed $20,000,000. The Common Stock, Preferred Stock, Warrants, and Units are collectively referred to herein as the “Securities.” The Securities registered also include such indeterminate numbers of shares of Common Stock and Preferred Stock as may be issued upon conversion, exchange, or exercise of Preferred Stock and Warrants, or pursuant to the anti-dilution provisions of any such Securities.

We also have participated in the preparation of the prospectus (the “Base Prospectus”) contained in the Registration Statement to which this opinion is an exhibit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each, a “Prospectus Supplement”) to the Base Prospectus contained in the Registration Statement, or in a related free writing prospectus. Capitalized terms not defined herein shall have the meanings ascribed to them in the Base Prospectus.

This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Dickinson Wright PLLC

Eastside Distilling, Inc.

August 17, 2018

In connection with rendering the opinions set forth below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, have made such inquiries as to questions of fact of officers and representatives of Company and have made such examinations of law as we have deemed necessary or appropriate for purposes of giving the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to matters of fact, we have made no independent investigation of such facts and have relied upon certificates of public officials and officers of Company.

In connection with rendering the opinions set forth below, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, and no stop order suspending its effectiveness will have been issued and remain in effect, (ii) a Prospectus Supplement describing the Securities offered thereby, to the extent required by applicable law, will have been timely filed with the Commission, (iii) the terms of the Securities offered by any such Prospectus Supplement and of the issuance and sale thereof will have been duly established so as not to violate any applicable law or the articles of incorporation or the bylaws of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement, (v) each person executing relevant documents (other than persons executing documents on behalf of Company) has the legal capacity and authority to do so, and (vi) the aggregate number of shares of Company which would be outstanding after the issuance or reservation for issuance of Securities consisting of shares of Preferred Stock or Common Stock and any other contemporaneously issued or reserved shares of Common Stock or Preferred Stock, together with the number of shares of Common Stock and Preferred Stock previously issued and outstanding and the number of shares of Common Stock and Preferred Stock previously reserved for issuance upon the conversion or exchange of other securities issued by Company does not exceed the number of then authorized shares of Company.

The opinions rendered are limited to the laws of the State of Nevada and the federal laws of the United States of America. We express no opinion with respect to the laws of any other jurisdiction.

Based upon and subject to the foregoing, and subject to the further assumptions and qualifications set forth below, we are of the opinion that:

1.	The issuance and sale by the Company of up to an aggregate offering price of $20,000,000 of Securities as provided in the Registration Statement have been duly and validly authorized by all necessary corporate action of the Company.

2.	When certain conditions are fully satisfied, those conditions being:

Dickinson Wright PLLC

Eastside Distilling, Inc.

August 17, 2018

a.	the issuance of the Common Stock has been duly authorized by appropriate corporate action and certificates evidencing such shares of Common Stock have been duly executed and delivered against payment of the authorized consideration therefor,

b.	the issuance of any series of Preferred Stock has been duly authorized by appropriate corporate action, the amendment to Company’s articles of incorporation has been filed in the State of Nevada and certificates evidencing such shares of Preferred Stock have been duly executed and delivered against payment of the authorized consideration therefor,

c.	the issuance of the Warrants and approval of the final terms thereof, including any related warrant agreement and warrant certificates under which the Warrants are to be delivered, have been duly authorized by appropriate corporate action, and the Warrants and any related warrant agreement and warrant certificates have been duly executed and delivered against payment of the authorized consideration therefor, and

d.	the issuance of the Units and approval of the final terms thereof have been duly authorized by appropriate corporate action, including authorization of each of the constituent Securities, and the related agreements under which the Securities comprising the Units are to be delivered, as applicable, and the Units have been duly executed and delivered against payment of the authorized consideration therefor, then, subject to the final terms being in compliance with then applicable law, (i) the Common Stock and Preferred Stock will be validly issued, fully paid and non-assessable shares of Common Stock and Preferred Stock, respectively, of Company, provided that the consideration therefor is not less than the par value thereof, (ii) the Warrants will constitute valid and legally binding obligations of Company, and (iii) the Units will constitute valid and legally binding obligations of Company, and each of the Securities comprising the Units shall also be the subject of the applicable opinion under clauses (i) – (ii) above.

Any opinion expressed herein as to validity, binding effect or enforceability is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (iii) public policy considerations.

We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

Dickinson Wright PLLC

Eastside Distilling, Inc.

August 17, 2018

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to this firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement as the counsel who will pass upon the validity of the securities offered by the Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules of the Commission thereunder.

Very truly yours,

/s/ Dickinson Wright PLLC
Dickinson Wright PLLC